TRICON Global Restaurants, Inc.
1441 Gardiner Lane
Louisville, KY  40213

                                                October 1, 1997

Dear Sir or Madam:

      As Vice President and Secretary of TRICON Global Restaurants, Inc. ("TRICON"), I have acted as counsel to TRICON in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed today with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $60,000,000 of Deferred Compensation Obligations which represents unsecured obligations of TRICON to pay deferred compensation in the future in accordance with the terms of the Executive Income Deferral Program (the "Plan").

      In connection with the opinion set forth below, I have examined such records and documents and have made such investigations of law and fact as I have deemed necessary.

      Based upon the foregoing, it is my opinion that the Deferred Compensation Obligations registered pursuant to the Registration Statement to which this opinion is an exhibit, when incurred in accordance with the terms of the Plan, will be valid and binding obligations of TRICON, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditor's rights or by general equity principles.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement under the caption of "Legal Opinion". In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Very truly yours,



                                          By: /s/ Lawrence F. Dickie
                                          Lawrence F. Dickie
                                          Vice President and
                                          Secretary